UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
Form 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 28, 2022

BEIGENE, LTD.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-37686	98-1209416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
c/o Mourant Governance Services (Cayman) Limited
94 Solaris Avenue, Camana Bay
Grand Cayman KY1-1108
Cayman Islands
(Address of Principal Executive Offices) (Zip Code)
+1 (345) 949-4123
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 13 Ordinary Shares, par value $0.0001 per share	BGNE	The NASDAQ Global Select Market
Ordinary Shares, par value $0.0001 per share*	06160	The Stock Exchange of Hong Kong Limited (HKEx)
RMB Shares, par value $0.0001 per share**	688235	The Science and Technology Innovation Board of the Shanghai Stock Exchange (STAR)
*Included in connection with the registration of the American Depositary Shares ("ADSs") with the Securities and Exchange Commission. The ordinary shares are not listed for trading in the United States but are listed for trading on the HKEx.
**The RMB shares are ordinary shares of the company issued to permitted investors in the People’s Republic of China and listed and traded on the STAR in Renminbi. The RMB shares are not listed for trading in the United States or on the HKEx and are not fungible with the ordinary shares listed on the HKEx or the ADSs representing the ordinary shares listed on NASDAQ, and in no event will any RMB shares be able to be converted into the ordinary shares listed on the HKEx or the ADSs listed on NASDAQ, or vice versa.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On January 31, 2022, Jing-Shyh (Sam) Su resigned from the Board of Directors (the “Board”) of BeiGene, Ltd. (the “Company”). In connection with his resignation from the Board, Mr. Su also resigned from the Nominating and Corporate Governance Committee and the Commercial and Medical Affairs Advisory Committee of the Board. Mr. Su served as a member of the Board since 2018. The decision by Mr. Su to resign was not the result of any disagreement with respect to the operations, policies, or practices of the Company.

Appointment of New Directors

On February 1, 2022, the Board enlarged the Board from 11 to 12 members and appointed Margaret Dugan, M.D. and Alessandro Riva, M.D. to fill the two vacancies. Each of Drs. Dugan and Riva will serve as a Class I director until the 2022 Annual General Meeting of Shareholders to be held in June 2022 and until her or his successor is duly elected and qualified, subject to her or his earlier resignation or removal. Dr. Dugan was also appointed to serve as a member of the Scientific Advisory Committee of the Board, while Dr. Riva was also appointed to serve as a member of the Nominating and Corporate Governance Committee and the Scientific Advisory Committee of the Board.

Dr. Dugan, aged 65, is currently Chief Medical Officer at Dracen Pharmaceuticals, Inc., a privately held pharmaceutical company based in New York that leverages immuno-metabolism in oncology. She joined Dracen in 2018 with more than 20 years of experience in oncology. From 1998 to 2018, Dr. Dugan held senior leadership roles at Novartis Oncology, including Senior Vice President and Global Program Head, developing innovative medicines for patients. Prior to that, Dr. Dugan held several development positions at Schering-Plough (now Merck & Co.) and American Cyanamid (now Pfizer). Dr. Dugan received her bachelor of arts and medical degrees and training in hematology and oncology from New York University. We believe that Dr. Dugan’s extensive scientific and leadership experience in the healthcare sector qualifies her to serve on, and contributes to the diversity of, the Board.

Dr. Riva, aged 61, is currently Chief Executive Officer of Intima Bioscience, Inc., a privately held clinical stage gene and cell therapy company. From 2019 to 2021, he served as Chief Executive Officer at privately held Ichnos Sciences Inc., where he built a biotechnology company focused on bi- and tri-specific antibodies in oncology and biologics in autoimmune diseases. From 2017 to 2019, he was Executive Vice President and Global Head of Oncology Therapeutics and Cell & Gene Therapy at Gilead Sciences, where he was instrumental in the acquisition of Kite Pharma. Prior to Gilead, from 2005 to 2016, Dr. Riva was Executive Vice President and Global Head of Oncology Development and Medical Affairs at Novartis Pharmaceuticals, where he contributed significantly to the Oncology Business Unit and Gene Therapy Unit. He was also interim President of Novartis Oncology during the acquisition of GSK Oncology. Dr. Riva is currently on the Board of Directors of Century Therapeutics, Inc., a NASDAQ-listed biotechnology company developing innovative iPSC-derived NK and T cell therapies. He previously held roles at Farmitalia Carlo Erba, Rhône-Poulenc Rorer and Aventis and co-founded the Breast Cancer International Research Group (BCIRG) and the Cancer International Research Group (CIRG), where he served as Chief Executive Officer. He received his M.D. in medicine and surgery from the University of Milan and a certificate board in oncology and hematology from the same institution. We believe that Dr. Riva’s extensive scientific and management experience in the healthcare sector qualifies him to serve on, and contributes to the diversity of, the Board.

Drs. Dugan and Riva will receive the same compensation and indemnification as the Company’s other independent directors, as described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2021. In accordance with the Company’s Amended Independent Director Compensation Policy (the “Policy”) and Second Amended and Restated 2016 Share Option and Incentive Plan (as amended, the “2016 Plan”), the Company will grant each of Drs. Dugan and Riva a share option valued at US$400,000, pro-rated in the first year of service, with an exercise price equal to the greater of (i) the fair market value of the Company’s ordinary shares on the date of grant and (ii) the average fair market value of the Company’s ordinary shares over the five trading days preceding the date of grant, in each case as determined in reference to the closing price of the Company’s American Depositary Shares (“ADSs”) on the NASDAQ Stock Market. Each ADS represents 13 ordinary shares. The share option will vest in full on the earlier of the first anniversary of date of grant or the date of the next annual meeting of shareholders, and in full upon death, disability or the occurrence of specified events in connection with a change of control of the Company. Dr. Dugan will also receive annual cash compensation of US$60,000 for her service as a director, and annual cash compensation of US$9,000 for her service as a member of the Scientific Advisory Committee, each pro-rated in the first year of service, and reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the Board and its committees. Dr. Riva will also receive annual cash compensation of US$60,000 for his service as a director, annual cash compensation of US$7,500 for his service as a member of the Nominating and Corporate Governance Committee, and annual cash compensation of US$9,000 for his service as a member of the Scientific Advisory Committee, each pro-rated in the first year of service, and reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the Board and its committees. Additionally, Drs. Dugan and Riva will be entitled to future cash compensation and annual equity grants in accordance with the Policy and the 2016 Plan.

There are no arrangements or understandings between Dr. Dugan and any other person pursuant to which she was elected as a director, nor are there any transactions between Dr. Dugan and the Company that would be reportable under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Dr. Riva and any other person pursuant to which he was elected as a director, nor are there any transactions between Dr. Riva and the Company that would be reportable under Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Drs. Dugan and Riva to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On January 28, 2022, the Company issued a press release announcing the Center for Drug Evaluation of the China National Medical Products Administration has accepted a supplemental new drug application for BeiGene’s BTK inhibitor BRUKINSA (zanubrutinib) as a treatment for adult patients with chronic lymphocytic leukemia or small lymphocytic lymphoma and granted BRUKINSA breakthrough therapy designation. A copy of this press release is attached hereto as Exhibit 99.2, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release titled “Drs. Margaret Dugan and Alessandro Riva Appointed to BeiGene Board of Directors” issued by BeiGene, Ltd. on February 1, 2022.

99.2
Press Release titled "BeiGene Announces Acceptance of Supplemental New Drug Application in China for BRUKINSA (zanubrutinib) in Chronic Lymphocytic Leukemia with Breakthrough Therapy Designation," issued by BeiGene, Ltd. on January 28, 2022.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

Exhibit Index

Exhibit No.	Description

99.1	Press release titled “Drs. Margaret Dugan and Alessandro Riva Appointed to BeiGene Board of Directors” issued by BeiGene, Ltd. on February 1, 2022.

99.2
Press Release titled "BeiGene Announces Acceptance of Supplemental New Drug Application in China for BRUKINSA (zanubrutinib) in Chronic Lymphocytic Leukemia with Breakthrough Therapy Designation," issued by BeiGene, Ltd. on January 28, 2022.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEIGENE, LTD.

Date: February 2, 2022	By:	/s/ Scott A. Samuels
	Name:	Scott A. Samuels
	Title:	Senior Vice President, General Counsel